                                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT
                                _______________

                                 SUBSIDIARIES


                                          Percentage of
                                              Voting            State or
                                            Securities        Jurisdiction
                Name                          Owned         of Incorporation
                ----                      -------------     ----------------

Jack Daniel Distillery,
  Lem Motlow, Prop., Inc.                      100%          Kentucky
Fetzer Vineyards                              90.1%          California
Lenox, Incorporated                            100%          New Jersey
Dansk International Designs Ltd.               100% (1)      New York
Mt. Eagle Corporation                          100%          Delaware
Canadian Mist Distillers, Limited              100%          Ontario, Canada
The Jos. Garneau Co., S.A.                     100% (2)      Switzerland
Thoroughbred Plastics Corporation              100%          Kentucky
Early Times Distillers Company                 100%          Delaware
Brown-Forman International F.S.C., Ltd.        100%          U.S. Virgin Islands
L-H Limited                                    100%          United Kingdom
Longnorth, Limited                             100% (2)      Ireland
Clintock, Limited                              100% (2) (3)  Ireland
Chissick Limited                               100% (2) (3)  Ireland
Lantone, Limited                               100% (2) (3)  Ireland


The above companies are included in the consolidated financial statements. The names of certain subsidiaries have been omitted which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(1)  A wholly-owned subsidiary of Lenox, Incorporated.
(2)  Includes qualifying shares assigned to Brown-Forman Corporation.
(3)  A wholly-owned subsidiary of Longnorth, Limited.